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                                                                    Exhibit 16.1

          WEINICK
[LOGO]     SANDERS                                                 1515 BROADWAY
               LEVENTHAL & CO. LLP                     NEW YORK, N.Y. 10036-5788
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                   CERTIFIED PUBLIC ACCOUNTANTS                     212-869-3333
                                                              FAX:  212-764-3060
                                                                   WWW.WSLCO.COM


October 17, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Lighthouse Fast Ferry, Inc. - Change in Accountants
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Ladies and Gentlemen:

We have reviewed the comments in Item 4 of Form 8-K of Lighthouse Fast Ferry, Inc. dated October 17, 2001 relating to the Company's change in accountants. This letter is to confirm that we agree with the statements contained therein as to the termination of the client-auditor relationship between Lighthouse Fast Ferry, Inc. and Weinick Sanders Leventhal & Co., LLP, independent certified public accountants.




/s/ WEINICK SANDERS LEVENTHAL & CO., LLP